UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016 (May 10, 2016)

Sequential Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor

New York, NY 10001
(Address of Principal Executive Offices) (Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Brand Purchase Agreement with Gaiam, Inc.

On May 10, 2016, Sequential Brands Group, Inc. (the “Company” or “Sequential”) entered into a membership interest purchase agreement (the “Brand Purchase Agreement”) by and among the Company, its wholly-owned subsidiary, Stretch & Bend Holdings, LLC (“SBH”), and Gaiam, Inc. (“Gaiam”), pursuant to which, subject to the satisfaction of closing conditions described below, the Company will purchase all of the equity interests in Gaiam Brand Holdco, LLC (“Brand Holdco,” and, together with its subsidiaries, the “Brand Companies”) from Gaiam. At the time of the closing of the transaction (the “Closing Date”), Brand Holdco will hold, directly or indirectly through its subsidiaries, all of Gaiam’s assets, properties, privileges, claims, contracts, business, rights, and liabilities primarily used in the conduct of Gaiam’s fitness, yoga and wellness consumer products (including accessories, apparel and media) business (the “Brand Business”), other than those certain assets and liabilities including without limitation, all working capital of Gaiam, as further described by a separate asset purchase agreement (the “FFL Purchase Agreement”) between Gaiam and Fit for Life LLC (“FFL Purchaser”), dated as of May 10, 2016, as described below. The Company is a party to the Brand Purchase Agreement solely to guaranty SBH’s performance of its payment obligations under the Brand Purchase Agreement, such that Gaiam may recover directly from the Company without first seeking to exhaust any remedy against SBH after SBH has breached or defaulted on the guaranteed obligations.

Pursuant to the terms of the Brand Purchase Agreement, SBH agrees to pay Gaiam $145.7 million in cash, subject to certain adjustments at closing and post-closing for cash and cash equivalents, indebtedness and transaction expenses. At the closing, SBH will deposit a portion of the purchase price equal to $5.0 million into an escrow account to be held by a third-party escrow agent. SBH will pay estimated net cash consideration to Gaiam at the closing equal to the $145.7 million purchase price, minus the escrowed amount described above, minus the Brand Companies’ estimated indebtedness, plus the Brand Companies’ estimated closing cash and cash equivalents, and minus the Brand Companies’ estimated unpaid transaction expenses (including any change of control payments). After the closing, the parties will calculate the final net cash consideration, using the calculation for estimated net cash consideration described above, based on the actual closing amounts of the Brand Companies’ indebtedness, cash and cash equivalents and unpaid transaction expenses. If the final net cash consideration is greater than the estimated net cash consideration paid at the closing, SBH will, within three business days of such determination, pay a cash amount equal to the excess to Gaiam, and Gaiam and SBH will deliver a joint instruction to the escrow agent to distribute all funds remaining in the escrow account to Gaiam. If the final net cash consideration is less than the estimated net cash consideration paid at the closing, Gaiam and SBH will, within three business days of such determination, deliver a joint instruction to the escrow agent to distribute from the escrow account (a) to SBH a cash amount equal to the deficit (such deficit not to exceed the amount in escrow) and (b) to Gaiam any portion of the escrowed amount remaining thereafter.

The closing of the transactions contemplated by the Brand Purchase Agreement is subject to the satisfaction of various closing conditions within 90 days after signing of the Brand Purchase Agreement on May 10, subject to extension as described below (the “Outside Date”). The conditions precedent to consummation of the transactions contemplated under the Brand Purchase Agreement, include, without limitation, (a) approval of the Brand Purchase Agreement and the related FFL Purchase Agreement by Gaiam’s shareholders, which approval was obtained on May 10, 2016, as described below, and which approval will not have been revoked, modified or amended and will remain in full force and effect, (b) either (i) consummation of the transaction contemplated by the separate FFL Purchase Agreement or (ii) the transfer and assignment of the acquired assets and assumed liabilities described in the FFL Purchase Agreement from the Brand Companies to Gaiam, and (c) certain customary closing conditions, such as, among others, the expiration or termination of the applicable waiting periods (and all extensions thereof) under antitrust laws, receipt of material government approvals, and absence of any injunction or other order by a governmental entity prohibiting or challenging, or seeking to prohibit or challenge, the consummation of the transactions contemplated by the Brand Purchase Agreement. Under the FFL Purchase Agreement, dated as of May 10, 2016, Gaiam’s Brand Companies will sell to FFL Purchaser inventory, accounts receivable and certain other physical assets, and FFL Purchaser will assume certain trade payables and the liabilities and obligations under the lease agreement with Boulder Road LLC and arising from or related to the acquired assets. SBH expects to license certain rights and transfer certain assets and liabilities acquired under the Brand Purchase Agreement to FFL Purchaser upon consummation of the Brand Purchase Sale.

The Brand Purchase Agreement contains customary covenants, including, without limitation, covenants concerning (a) the conduct of the Brand Business by Gaiam and the Brand Companies between the signing of the Brand Purchase Agreement and the closing of the transactions contemplated thereunder, (b) non-competition and non-interference by Gaiam with clients, suppliers, licensees, and other business relations of the Brand Companies for two years following the Closing Date, and (c) non-solicitation by Gaiam of employees of the Brand Companies for two years following the Closing Date, subject to certain exceptions. Specifically, until the closing of the transactions contemplated under the Brand Purchase Agreement, Gaiam may not take certain actions that could result in an alternative transaction proposal other than the transactions contemplated in the Brand Purchase Agreement and FFL Purchase Agreement, but may consider and enter into, subject to certain conditions, unsolicited alternative transaction proposals Gaiam’s board of directors determines to be, or to be reasonably likely to result in, a “superior proposal” (as defined in the Brand Purchase Agreement).

The Brand Purchase Agreement contains customary representations and warranties on behalf of Gaiam and SBH. The sole recourse for any damages with respect to any breach or inaccuracy of the representations and warranties made by Gaiam in the Brand Purchase Agreement, subject to certain limited exceptions, will be a representation and warranty insurance policy in favor of SBH. The Brand Purchase Agreement also contains customary indemnities by both SBH and Gaiam, except for, subject to the Brand Purchase Agreement’s terms and certain limitations, breaches of Gaiam’s representations and warranties, the sole recourse for which will be the representation and warranty insurance policy.

Either party may terminate the Brand Purchase Agreement if (a) the transactions contemplated by the Brand Purchase Agreement and FFL Purchase Agreement have not occurred by the Outside Date, subject to the extensions described below, or (b) a governmental entity issues a nonappealable final judgment or takes any other action effectively and permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Brand Purchase Agreement, provided that the party seeking to terminate the Brand Purchase Agreement will have complied with its obligations under the Brand Purchase Agreement to use commercially reasonable efforts to cause the closing conditions to be satisfied and the transactions contemplated under the Brand Purchase Agreement to be consummated. SBH may terminate the Brand Purchase Agreement if (i) Gaiam breaches or fails to perform any of its representations, warranties, covenants and other agreements contained in the Brand Purchase Agreement, causing SBH’s closing conditions not to be satisfied by the Outside Date, and which breach or failure will not have been cured prior to the earlier of the Outside Date and ten calendar days following receipt by Gaiam of written notice of such breach or failure from SBH, (ii) Gaiam materially breaches its obligations with respect to an alternative transaction proposal, or (iii) Gaiam’s board of directors recommends that the shareholders not approve the transactions under the Brand Purchase Agreement and FFL Purchase Agreement or approve an alternative transaction proposal. Gaiam may terminate the Brand Purchase Agreement if (a) SBH breaches or fails to perform its representations, warranties, covenants and other agreements contained in the Brand Purchase Agreement, causing Gaiam’s closing conditions not to be satisfied by the Outside Date, and which breach or failure will not have been cured prior to the earlier of the Outside Date and ten calendar days following receipt by SBH of written notice of such breach or failure from Gaiam, or (b) Gaiam approves a superior proposal and complies with certain conditions, including, concurrently with the termination of the Brand Purchase Agreement, entering into an alternative acquisition agreement and paying SBH the termination fee described below. The Outside Date may be extended (a) via mutual agreement between the parties, (b) automatically for up to 30 days if the transactions under the Brand Purchase Agreement and FFL Purchase Agreement are enjoined, and (c) for up to two additional 30-day periods at either SBH’s or Gaiam’s option.

Gaiam must pay SBH a one-time termination fee equal to $5.0 million if the Brand Purchase Agreement is terminated, subject to certain conditions, under certain circumstances generally involving (a) a material breach by Gaiam of its obligations under the Brand Purchase Agreement with respect to alternative transaction proposals, (b) the transactions contemplated under the Brand Purchase Agreement not occurring by the Outside Date and Gaiam not having the right to terminate the Brand Purchase Agreement as a result of a breach or failure by SBH to perform any of its representations, warranties, covenants, or other agreements contained in the Brand Purchase Agreement, or (c) Gaiam pursuing, approving, recommending or engaging in an alternative transaction (including a superior proposal), in some cases up to nine months after termination of the Brand Purchase Agreement.

In connection with the consummation of the transactions contemplated by the Brand Purchase Agreement and the FFL Purchase Agreement, and pursuant to various voting agreements, shareholders holding shares of Gaiam’s common stock representing a sufficient amount of the aggregate voting power of Gaiam’s common stock have already approved the transactions by written consent in lieu of a meeting. As a result, Gaiam plans to file with the Securities and Exchange Commission and deliver to its shareholders an information statement in connection with the consummation of such transactions.

Also on May 10, 2016, the Company entered into an assignment and assumption agreement (the “Assignment Agreement”) by and among the Company, SBH, and FFL Purchaser, pursuant to which, subject to the satisfaction of closing conditions described below, FFL Purchaser will accept and assume from the applicable Brand Company, and SBH will cause the applicable Brand Company, to assign, convey, transfer, and deliver to FFL Purchaser, all of the right, title, and interest of the applicable Brand Company, subject to obtaining certain applicable consents, in and to certain ancillary contracts relating to the assets acquired by the FFL Purchaser under the FFL Purchase Agreement, excluding (a) any assets of SBH or any of the Brand Companies not assigned under the Assignment Agreement, (b) cash or cash equivalents of SBH or any of the Brand Companies, or (c) any intellectual property owned by SBH or any of the Brand Companies.

The foregoing description of the agreements is qualified in its entirety by reference to the full text of each agreement, copies of which are attached hereto as Exhibits 2.1 and 10.1 and are incorporated by reference herein.

Commitment Letters

In connection with the financing of the transactions contemplated by the Brand Purchase Agreement, the Company has entered into (a) a commitment letter (the “GSO Commitment Letter”) with GSO Capital Partners LP (“GSO Capital”), dated as of May 10, 2016, pursuant to which GSO Capital has committed (the “GSO Commitments”) to make available to the Company a senior secured term loan facility under which the Company may borrow, on the Closing Date, up to $415 million of term loans and (b) a commitment letter (the “BoA Commitment Letter”) with Bank of America, N.A. (“BoA”), dated as of May 10, 2016, pursuant to which BoA has committed (the “BoA Commitments” and, together with the GSO Commitments, the “Financing Commitments”) to make available to the Company senior secured credit facilities under which the Company may borrow (i) on the Closing Date, up to $160 million of term loans and (ii) at any time on or after the Closing Date and prior to the termination of the commitments in respect thereof, up to $100 million of revolving loans. Proceeds of loans made in respect of the GSO Commitments will be used, in part, to repay the Company’s existing indebtedness under its existing Second Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among, the Company, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent. Proceeds of loans made in respect of the BoA Commitments will be used, in part, to repay the Company’s existing indebtedness under its existing Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 (as amended, supplemented or modified prior to the date hereof), by and among, the Company, the guarantors party thereto, the lenders party thereto and BoA, as administrative agent and collateral agent. Additionally, proceeds of loans made in respect of the Financing Commitments will be used, in part, to finance the transactions contemplated by the Brand Purchase Agreement pursuant to the terms of the Brand Purchase Agreement, to pay fees and expenses in connection with the foregoing and for other lawful corporate purposes. The availability of the Financing Commitments is subject to various conditions, including but not limited to, the satisfaction of the conditions to the closing of the transactions contemplated by the Brand Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On May 10, 2016, Sequential issued a press release announcing entry into the Brand Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of May 10, 2016, by and among Stretch & Bend Holdings, LLC, Sequential Brands Group, Inc. and GAIAM, Inc.

10.1	Assignment and Assumption Agreement, dated as of May 10, 2016, by and among Stretch & Bend Holdings, LLC, Sequential Brands Group, Inc., and Fit for Life LLC.

99.1	Press Release dated May 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sequential Brands Group, Inc.

By:	/s/ Gary Klein
Name:	Gary Klein
Title:	Chief Financial Officer

Date: May 16, 2016

EXHIBIT INDEX

2.1	Membership Interest Purchase Agreement, dated as of May 10, 2016, by and among Stretch & Bend Holdings, LLC, Sequential Brands Group, Inc. and GAIAM, Inc.

10.1	Assignment and Assumption Agreement, dated as of May 10, 2016, by and among Stretch & Bend Holdings, LLC, Sequential Brands Group, Inc., and Fit for Life LLC.

99.1	Press Release dated May 10, 2016.

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